NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              REN CORPORATION-USA

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, no par value (the "Shares"), of REN Corporation-USA, a Tennessee corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary") prior to the Expiration Date (as defined in "THE TENDER
OFFER -- Section 1. Terms of the Offer; Expiration Date" in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "THE TENDER OFFER -- Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK
                             IN THE UNITED STATES:

           By Mail:                   By Overnight Courier:                  By Hand:
     The Bank of New York             The Bank of New York             The Bank of New York
Tender and Exchange Department   Tender and Exchange Department   Tender and Exchange Department
        P.O. Box 11248                 101 Barclay Street               101 Barclay Street
     Church Street Station          Receive & Deliver Window-        Receive & Deliver Window-
    New York, NY 10286-1248               Street Level                     Street Level
                                       New York, NY 10286               New York, NY 10286

          By Facsimile Transmission:                        Confirm By Telephone:
                (212) 815-6213                                  (800) 507-9357

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to REN Acquisition Corp., a Tennessee corporation and an indirect wholly owned subsidiary of Gambro AB, a Swedish corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 19, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "THE TENDER OFFER -- Section
3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:
                  ------------------------  -----------------------------------


                                            -----------------------------------
                                                      Signature(s) of Holder(s)


Certificate Nos. (If Available):            Dated:                       , 1995
                                                   ----------------------

                                            Name(s) of Holders:
------------------------------------------
                                            -----------------------------------


                                            -----------------------------------
                                                    Please Type or Print


Check one box if Shares will be             -----------------------------------
delivered by book-entry transfer:                         Address


/ / The Depository Trust Company
                                            -----------------------------------
                                                                     Zip Code


/ / Midwest Securities Trust Company
                                            -----------------------------------
                                                Area Code and Telephone No.


/ / Philadelphia Depository Trust Company

Account No.
            ------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three National Association of Securities Dealers Automated Quotation--National Market System trading days of the date hereof.



------------------------------------------  -----------------------------------
                Name of Firm                         Authorized Signature

------------------------------------------  -----------------------------------
                   Address                                  Title

                                            Name:
------------------------------------------        -----------------------------
                                  Zip Code           Please Type or Print

                                            Dated:                       , 199
------------------------------------------        -----------------------     -
Area Code and Telephone No.


    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3